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                                                                   Exhibit 99(a)

                           BARRINGTON BANCORP. INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 5, 1996


      The undersigned hereby appoints the Board of Directors of Barrington Bancorp, Inc. ("Barrington Bancorp"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Barrington Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the main office of Barrington Bancorp located at 120 South Hough Street, Barrington, Illinois on June 5, 1996 at 2:00 p.m. and at any and all adjournments and postponements thereof.

1. The approval of the Merger Agreement pursuant to which Barrington Bancorp will be merged with and into First Chicago NBD Corporation:

            / / FOR       / / AGAINST       / / VOTE WITHHELD

2. The election as directors of the nominees listed below (except as marked to the contrary):

            / / FOR                         / / VOTE WITHHELD

       INSTRUCTION: TO WITHHOLD YOUR VOTE FOR EITHER NOMINEE, STRIKE A LINE
                    IN THAT NOMINEE'S NAME BELOW.

            HUGH H. PALMER        CAROL M. BEESE

3. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for Barrington Bancorp for the fiscal year ending December 31, 1996.

            / / FOR       / / AGAINST       / / VOTE WITHHELD

    In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

         The Board of Directors recommends a vote "FOR" the proposals and the election of the nominees listed above.

                                    (Continued and to be SIGNED on Reverse Side)

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          THIS PROXY IS SILICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Should the undersigned be present and choose to vote at the Annual Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Barrington Bancorp at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Barrington Bancorp or by duly executing a proxy bearing a later date.

      The undersigned acknowledges receipt from Barrington Bancorp prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement/Prospectus.


Date: _______________, 1996            _____________________________________
                                       Signature of Stockholder

                                       _____________________________________
                                       Signature of Stockholder

                                       Please sign exactly as your name(s)
                                       appear(s) to the left. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title. If shares are held jointly,
                                       each holder should sign.

/ / MARK HERE IF YOU PLAN TO
    ATTEND THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE